Exhibit 23 (e) (i) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                STRATEVEST FUNDS

                             DISTRIBUTOR'S CONTRACT

      AGREEMENT made this 15th day of September, 2000, by and between Stratevest Funds (the "Trust"), a Delaware business trust, and Edgewood Services, Inc. ("Edgewood"), a New York Corporation.

      In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1. The Trust hereby appoints Edgewood as its agent to sell and distribute shares of the Trust which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Trust. Edgewood hereby accepts such appointment and agrees to provide such other services for the Trust, if any, and accept such compensation from the Trust, if any, as set forth in the applicable exhibits to this Agreement.

2. The sale of any Shares may be suspended without prior notice whenever in the judgment of the Trust it is in its best interest to do so.

      3. Neither Edgewood nor any other person is authorized by the Trust to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") of the Trust filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Trust. Edgewood agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through Edgewood may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Trust. No person or dealer, other than Edgewood, is authorized to act as agent for the Trust for any purpose. Edgewood agrees that in offering or selling Shares as agent of the Trust, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice). Edgewood will submit to the Trust copies of all sales literature before using the same and will not use such sales literature if disapproved by the Trust.

      4. This Agreement is effective with respect to each Fund and each Class, as applicable, as of the date of execution of the applicable exhibit and shall continue in effect with respect to each such Fund or Class presently set forth on an exhibit and any subsequent Fund or Class added pursuant to an exhibit during the initial term of this Agreement for one year from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Trust including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Trust or in any related documents to such Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose. If a Fund or Class is added after the first annual approval by the Trustees as described above, this Agreement will be effective as to that Fund or Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

      5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by Edgewood upon sixty (60) days' written notice to the Trust.

      6. This Agreement may not be assigned by Edgewood and shall automatically terminate in the event of an assignment by Edgewood as defined in the Investment Company Act of 1940, as amended, provided, however, that Edgewood may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

      7. Edgewood shall not be liable to the Trust for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

      8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Trust including a majority of the Disinterested Trustees of the Trust cast in person at a meeting called for that purpose.

      9. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless Edgewood and each person, if any, who controls Edgewood within the meaning of Section 15 of the Securities Act of 1933 and
Section 20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust about Edgewood by or on behalf of Edgewood expressly for use in the Registration Statement, any Prospectuses and SAIs or any amendment or supplement thereof.

      If any action is brought against Edgewood or any controlling person thereof with respect to which indemnity may be sought against the Trust pursuant to the foregoing paragraph, Edgewood shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. Edgewood or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Edgewood or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim or for any other action effected without its written consent. The Trust agrees promptly to notify Edgewood of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses, or SAIs.

      (b) Subject to the conditions set forth below, Edgewood agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectuses or SAIs (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Edgewood about the Trust by or on behalf of the Trust expressly for use in the Registration Statements, any Prospectuses or SAIs or any amendment or supplement thereof. If any action is brought against the Trust , any controlling person thereof, or any other person so indemnified, with respect to which indemnity may be sought against Edgewood pursuant to the foregoing paragraph, the Trust shall promptly notify Edgewood in writing of the institution of such action and Edgewood shall assume the defense of such action, including the employment of counsel selected by Edgewood and payment of expenses. The Trust, any such controlling person thereof or any other person so indemnified, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Trust or such persons unless the employment of such counsel shall have been authorized in writing by Edgewood in connection with the defense of such action or Edgewood shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by Edgewood. Anything in this paragraph to the contrary notwithstanding, Edgewood shall not be liable for any settlement of any such claim or for any other action effected without its written consent. Edgewood agrees promptly to notify the Trust of the commencement of any litigation or proceedings against Edgewood or any of its controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statements, Prospectuses, or SAIs.

      (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

      (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Trustees, officers, Edgewood and controlling persons of the Trust by the Trustees pursuant to this Agreement, the Trust is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, in addition to complying with the applicable provisions of this Agreement, the Trust undertakes that, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, an indemnification payment will not be made, and shall not be required to be made, unless in the absence of such a decision a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Trust further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustee, Edgewood or controlling person of the Trust will not be made, and shall not be required to be made, absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Trust is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Disinterested Trustees, or independent legal counsel in a written opinion, makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

      11. If at any time the Shares of any Fund are offered in two or more Classes, Edgewood agrees to assist in adopting a written plan pursuant to Rule 18f-3 under the Investment Company Act of 1940.

      12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.

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                                  Exhibit A to

                             Distributor's Contract

                                STRATEVEST FUNDS

                         Stratevest Large Cap Value Fund

                        Stratevest Large Cap Growth Fund

                         Stratevest Large Cap Core Fund

                          Stratevest Mid Cap Core Fund

                     Stratevest Vermont Municipal Bond Fund

                        Stratevest Intermediate Bond Fund

      The following provisions relating to the Funds set forth above are hereby incorporated into and made part of the Distributor's Contract between Trust and Edgewood dated September 15, 2000.

      1. The Trust hereby appoints Edgewood to engage in activities principally intended to result in the sale of Shares of the above-listed Funds. Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

      2. During the term of this Agreement, the Trust will pay Edgewood for services pursuant to this Agreement, a monthly fee under the Trust's Rule 12b-1 Plan, computed at the annual rate of 0.25% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

      3. Edgewood may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Fund's expenses exceed such lower expense limitation as Edgewood may, by notice to the Trust, voluntarily declare to be effective.

      4. Edgewood will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. Edgewood, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by Edgewood in its sole discretion.

      5. Edgewood will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

      In consideration of the mutual covenants set forth in the Distributor's Contract dated September 15, 2000 between the Trust and Edgewood, Trust executes and delivers this Exhibit on behalf of the Funds first set forth in this Exhibit.

   Witness the due execution hereof this 15th day of September, 2000.

STRATEVEST FUNDS                    EDGEWOOD SERVICES, INC.

By:   /S/ BETH S. BRODERICK               By:   /S/ TIMOTHY S. JOHNSON
   ---------------------------------         ---------------------------------

Name: BETH S. BRODERICK             Name: TIMOTHY S. JOHNSON
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Title:      VICE PRESIDENT                      Title:      SECRETARY
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